CUSIP No. 00107B 107	13D	Page 8of 8 Pages

EXHIBIT 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: May 17, 2010

AFH HOLDING and ADVISORY, LLC

By:	/s/ Amir F. Heshmatpour
Name:	Amir F. Heshmatpour
Title:	Managing Member

By:	/s/ Amir F. Heshmatpour
Name:	Amir F. Heshmatpour